Exhibit 99.1

BioTime and Subsidiary LifeMap Sciences, Inc. Announce Agreement to Market MalaCards - A Database of Human Diseases

ALAMEDA, Calif.--(BUSINESS WIRE)--May 22, 2012--BioTime, Inc. (NYSE MKT: BTX) today announced that its subsidiary LifeMap Sciences, Inc. has entered into a license agreement with Yeda Research and Development Company Ltd, the technology transfer arm of the Weizmann Institute of Science, to market a new database called MalaCards. A database of human diseases that is based on the GeneCards® platform, MalaCards contains computerized “cards” classifying information relating to a wide array of human diseases. This novel research tool is expected to be launched at the end of 2012 and will aid researchers in studying the roles of genes and cells involved in disease processes.

LifeMap Sciences also holds the exclusive, worldwide licenses to market GeneCards® and PanDaTox also developed by the Weizmann Institute of Science in Israel. GeneCards® is an online database that provides concise genomic information on all known and predicted human genes. With over 12 million page visits per year from hundreds of thousands of unique users worldwide, GeneCards® is used by academia, research hospitals, patent offices, and leading biotech and pharma companies. PanDaTox is a recently developed searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products.

“LifeMap Sciences is now making the most comprehensive cell biology, genomics, and pathology databases for medical research available from a single source,” stated David Warshawsky, Ph.D., LifeMap Sciences Chief Executive Officer. “We also plan to be the primary marketing arm for BioTime’s research product lines, including ACTCellerate™ human progenitor cell lines, and our discovery platform is expected to generate valuable intellectual property and promising therapeutic discoveries based on these cell lines.”

About LifeMap Sciences, Inc.

LifeMap Sciences’ (www.lifemapsc.com) core technology and business is based on its integrated database suite, The go-to discovery and marketing platform for biomedical and stem-cell research. This platform will include GeneCards®: the leading human gene database; the LifeMap™ database of embryonic development, stem cell research and regenerative medicine; and MalaCards, the human disease database. LifeMap Sciences also markets PanDaTox, a recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products.

In addition to database offerings, BioTime plans to make LifeMap Sciences BioTime’s principal marketing subsidiary for research products, including ACTCellerate™ human progenitor cell lines, GMP human embryonic stem (hES) cell lines, hES cell lines carrying inherited genetic diseases, and ESpan™ growth media for progenitor cell lines for non-therapeutic uses. LifeMap Sciences will utilize its databases as part of its online marketing strategy to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide.

In a therapeutic discovery collaboration with BioTime, LifeMap’s scientists will utilize LifeMap’s proprietary discovery platform and stem cell database along with the GeneCards® and MalaCards integrated database suite, to aid in the development of BioTime’s proprietary ACTCellerate™ human progenitor cell lines into products for the treatment of human diseases, especially degenerative diseases that might be treatable with cell replacement therapies. The LifeMap™ discovery platform will be used to select the progenitor cell lines that are most likely to be useful in developing cell-based regenerative medicine therapies for a wide range of diseases.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. As an injectable product, Renevia™ may address an immediate need in cosmetic and reconstructive surgeries and other procedures by improving the process of transplanting adipose derived cells, mesenchymal stem cells, or other adult stem cells. BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-DxTM currently being developed for the detection of cancer in blood samples, and therapeutic strategies using vascular progenitor cells engineered to destroy malignant tumors. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, LifeMap Sciences, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390 ext. 367
Chief Financial Officer
pgarcia@biotimemail.com
or
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com
or
LifeMap Sciences, Inc.
Kenneth Elsner, 781-826-7719
COO
ke@lifemapsc.com